                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Xircom Announces First-Quarter 2000 Results

Reports Record Revenues of $124.1 Million and Record Earnings of $.55 Per Share, Excluding Acquisition-Related Costs

THOUSAND OAKS, Calif., January 18, 2000 -- Xircom, Inc. (Nasdaq: XIRC) today reported record net sales for the first quarter of fiscal 2000 ended December 31, 1999, of $124.1 million, compared to $98.5 million for the same period last year, and $115.6 million for the prior quarter. Net income, excluding acquisition-related costs, was a record $15.3 million, or $.55 per share, compared to $7.6 million, or $.30 per share, for the same period last year, and $11.0 million, or $.42 per share for the prior quarter.

     Including acquisition-related costs, net income was $12.7 million, or $.46 per share. Acquisition-related costs consisted of $0.6 million of ongoing amortization of goodwill and other acquisition-related intangibles from the purchase of the Rex(R) product line and $2.9 million of non-recurring transaction and transition charges from the acquisition of Entrega Technologies, Inc.

     "We experienced an impressive 70% sequential revenue growth in new product lines, including our PortStation(TM) and PortGear(TM) USB Port Expansion solutions, and the Rex wearable information accessory. In addition to that, we had solid sequential revenue growth in our core access card business. Our product portfolio continues to expand, meeting a broader scope of mobile information access needs, as demonstrated earlier this month with the launch of our second-generation RealPort2(TM) Integrated PC Card family of products," said Dirk Gates, Xircom chairman, president and chief executive officer. "From an operational standpoint, we made significant investments in our e.business and supply-chain infrastructure over the past quarter which enable us

                            Xircom Announces First-Quarter 2000 Results - Page 6


to scale the business and position us to capitalize on new opportunities for growth in the Internet economy. We are encouraged by the progress we have made in integrating the Entrega and Rex businesses, which we acquired last fall. In just one quarter we have already returned to the financial business model we were operating under prior to the two transactions."

About Xircom, Inc.

     For over a decade mobile professionals around the world have relied on Xircom for access to their information anytime, anywhere. Xircom designs and develops innovative solutions that connect mobile users worldwide to corporate networks, the Internet, Intranets and other online resources. Xircom sells and supports its products in over 100 countries through distributors, resellers, electronic channels and global OEM partnerships. Headquartered in Thousand Oaks, Calif., with regional headquarters in Belgium, Japan and Singapore, Xircom has 1,600 employees worldwide and trailing four-quarter revenue of $450 million. Please visit http://www.xircom.com for more information.
                    --------------

                                     # # #

For more information contact:

Kristi Cushing                      Craig Rexroad
Xircom Investor Relations           P/E
(805) 376-9300                      (310) 275-8784
kcushing@xircom.com                 crexroad@pecomm.com
http://www.xircom.com

Xircom and Rex are registered trademarks of Xircom, Inc. Other company or product names have been used for identification purposes only and may be trademarks of their respective companies.

Notice to Readers. This news release contains certain forward-looking statements based on current expectations that involve a number of risks and uncertainties which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, actual growth rates of market segments, computer industry trends, the company's success in implementation of "e.business" and related operational infrastructure tools, and actual earnings performance. Other additional risks are described in the company's SEC reports on Form 10-Q for the quarter ended December 31, 1999 (to be filed subsequent to this release), the company's report on Form 10-K for the fiscal year ended September 30, 1999, the company's report on Form 8-K filed on November 10, 1999, and the company's most recent registration statement on Form S-3 filed on December 22, 1999. Investor information may be found on Xircom's web site at www.xircom.com or on the SEC's EDGAR electronic filing database.

                            Xircom Announces First-Quarter 2000 Results - Page 7

                                 Xircom, Inc.
                    Condensed Consolidated Income Statement
                 (In thousands, except per share information)


                                                                                (Unaudited)
                                                                            Three months ended
                                                                                December 31
                                                                     1999                         1998
                                                                     ----                         ----
Net sales                                                          $124,111                     $98,498
Cost of sales                                                        67,038                      59,064
                                                                   --------                     -------
Gross profit                                                         57,073                      39,434

Operating expenses:
 Research and development                                             7,569                       5,549
 Sales and marketing                                                 24,832                      19,419
 General and administrative                                           4,392                       3,340
 Amortization of goodwill and other
  acquisition-related intangibles                                       608                           -
 Acquisition-related non-recurring
  charges                                                             2,865                           -
                                                                   --------                     -------
          Total operating expenses                                   40,266                      28,308
                                                                   --------                     -------
Operating income                                                     16,807                      11,126
Other income, net                                                       625                         284
                                                                   --------                     -------
Income before income taxes                                           17,432                      11,410
Income tax provision                                                  4,707                       3,801
                                                                   --------                     -------
Net income                                                         $ 12,725                     $ 7,609
                                                                   ========                     =======

Diluted earnings per share                                         $    .46                     $   .30
Diluted earnings per share, excluding
 acquisition-related costs                                         $    .55                     $   .30


Weighted average shares outstanding                                  27,905                      25,272

-------------------------------------------------------------------------------------------------------

Net sales                                                             100.0%                      100.0%
Gross profit                                                           46.0%                       40.0%
Research and development                                                6.1%                        5.6%
Sales and marketing                                                    20.0%                       19.7%
General and administrative                                              3.6%                        3.4%
Amortization of goodwill and other
 acquisition-related intangibles                                        0.5%                          -
Acquisition-related non-recurring charges                               2.3%                          -
                                                                   --------                     -------
                                                                       32.5%                       28.7%

Operating income                                                       13.5%                       11.3%
Operating income, excluding acquisition-
  related costs                                                        16.3%                       11.3%
Income tax rate                                                        27.0%                       33.3%
Net income                                                             10.3%                        7.7%

                            Xircom Announces First-Quarter 2000 Results - Page 8

                Information Excluding Acquisition-Related Costs
     The following supplemental information excludes the effect of ongoing amortization of goodwill and other acquisition-related intangibles as well as acquisition-related non-recurring charges. This information is not prepared in accordance with generally accepted accounting principles.

                                                                               (Unaudited)
                                                                           Three months ended
                                                                               December 31
                                                                     1999                        1998
                                                                     ----                        ----
Operating expenses, excluding
  acquisition-related costs                                         $36,793                     $28,308

Operating income, excluding
  acquisition-related costs                                         $20,280                     $11,126

Net income, excluding
  acquisition-related costs                                         $15,261                     $ 7,609

Diluted earnings per share, excluding
  acquisition-related costs                                         $   .55                     $   .30

-------------------------------------------------------------------------------------------------------

Operating expenses, excluding
  acquisition-related costs                                            29.7%                       28.7%

Operating income, excluding
  acquisition-related costs                                            16.3%                       11.3%

Net income, excluding
  acquisition-related costs                                            12.3%                        7.7%

                            Xircom Announces First-Quarter 2000 Results - Page 9

                                 Xircom, Inc.
                     Condensed Consolidated Balance Sheets
                                (In thousands)

                                                                (Unaudited)
                                                             December 31, 1999           September 30, 1999
                                                             -----------------           ------------------
Current assets:
     Cash, and short term investments                             $344,593                    $135,630
     Accounts receivable                                            54,581                      38,012
     Income tax receivable                                           1,354                         300
     Inventories                                                    20,462                      23,563
     Deferred income taxes                                          15,195                      15,195
     Other current assets                                            6,083                       9,696
                                                                  --------                    --------
Total current assets                                               442,268                     222,396
Equipment and improvements, net                                     47,749                      40,536
Other assets                                                        12,880                      12,564
                                                                  --------                    --------
Total assets                                                      $502,897                    $275,496
                                                                  ========                    ========


Current liabilities:
     Notes payable                                                $      -                    $  9,138
     Accounts payable                                               21,755                      31,591
     Accrued liabilities                                            41,674                      42,235
     Accrued income taxes                                                -                       3,952
                                                                  --------                    --------
Total current liabilities                                           63,429                      86,916
Deferred income taxes                                               13,660                      13,660

Shareholders' equity:
     Common stock                                                       30                          24
     Paid-in capital                                               390,337                     151,925
     Cumulative comprehensive income                                  (255)                          -
     Retained earnings                                              35,696                      22,971
                                                                  --------                    --------
Total shareholders' equity                                         425,808                     174,920
                                                                  --------                    --------
Total liabilities and shareholders' equity                        $502,897                    $275,496
                                                                  ========                    ========